UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

February 24, 2011 (February 24, 2011)

HARRIS & HARRIS GROUP, INC.

(Exact name of registrant as specified in its charter)

New York (State or other jurisdiction of incorporation)	0-11576 (Commission File Number)	13-3119827 (IRS Employer Identification No.)

1450 Broadway
New York, New York 10018

(Address of principal executive offices and zip code)

(212) 582-0900

(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.                      Other Events.

On February 24, 2010, Harris & Harris Group, Inc. (the “Company”) announced its venture debt investment of $750,000 in Nano-Terra, Inc.  The Company received warrants as part of this venture debt financing.  This investment is part of the Company’s efforts to expand its core venture capital investments in equity of privately held and publicly traded small companies with debt securities that provide predictable cash flows and timelines for returns on investment.  In addition to providing venture debt financing, the Company continues to make equity-based venture capital investments in companies developing and integrating products enabled by nanotechnology and microsystems.

Nano Terra is a nano- and micro-technology development company headquartered in Brighton, MA.  It seeks to develop long-term collaborations with its customers that build new business value by applying its interdisciplinary expertise, nano- and micro-technology toolset and knowhow to commercial problems. The Company’s press release is attached hereto as Exhibit 99.1.

Item 9.01.                      Financial Statements and Exhibits.

(a)	Not applicable.

(b)	Not applicable.

(c)	Not applicable.

(d)	Exhibits.

Exhibit No.	Description

99.1	Press Release dated February 24, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 24, 2011	HARRIS & HARRIS GROUP, INC.

	By:	/s/ Daniel B. Wolfe
Daniel B. Wolfe
President

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release dated February 24, 2011